SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 28, 2008

WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
From 8-K
Current Report

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2008, during a telephonic board meeting, the Board of Directors of Welwind Energy International Corp. (the “Company”) appointed Mr. Zeng Zhigao to serve as a member of the Company’s Board of Directors.

Mr. Zeng Zhigao - Biography

Since March, 2008, Mr. Zhigao has served as a director and Executive Vice General Manager of Zhanjiang Windcor Windfarm Ltd. and Yangjiang Welwind Windfarm Ltd. Prior to this from 2006 through early 2008, Mr. Zhigao served as a director and Deputy General Manager of Guangdong Luzhoushiji Pro-Environment Technology Co. Ltd. From 2001 to 2006, he served as the General Manager assistant and Engineer in Guangdong Overseas Construction Supervision Co. Ltd., where he was in charge of the management of engineering construction. Mr. Zhogao has a bachelor’s degree in management.

Item 9.01    Financial Statements and Exhibits.

(a)            Not applicable

(b)            Not applicable

(c)            Not applicable

(d)            Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Welwind Energy International Corp.

Dated: December 2, 2008	By:	/s/ Tammy-Lynn McNabb
Name: Tammy-Lynn McNabb
Title: CEO